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             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          Form 8-K

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 30, 1997


                      PATAPSCO BANCORP, INC.
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(Exact name of Registrant as specified in its charter)


    Maryland                       0-28032          52-1951797
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(State or other jurisdiction     (Commission     (I.R.S. Employer
of incorporation)                File Number)   Identification No.)


1301 Merritt Boulevard, Dundalk, Maryland           21222-2194
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(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (410) 285-1010
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                      Not Applicable
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(Former name or former address, if changed since last report)







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ITEM 5.  OTHER EVENTS
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     On May 30, 1997, the Board of Directors of the Registrant
announced that it had approved a special cash distribution of $12.50 per share. The special distribution of $12.50 per share will be payable on June 27, 1997 to all shareholders of record as of June 12, 1997. The Registrant estimates that approximately 100% of the distribution will not be considered taxable, but will be applied against and will reduce the shareholders' adjusted basis in the Registrant's common stock. The Registrant will announce to its shareholders the precise percentage of the distribution to be non-taxable as soon as it arrives at a final computation following the close of its fiscal year on June 30, 1997.

     Further information regarding the elements of this cash distribution are set forth in a press release dated May 30, 1997, attached as Exhibit 99.1 and incorporated herein by eference.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits
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     Exhibit 99.1   Press Release dated May 30, 1997

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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   PATAPSCO BANCORP, INC.

Date: June 3, 1997                 By: /s/ Joseph J. Bouffard
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                                       Joseph J. Bouffard
                                       President